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EXHIBIT 21.1
SUBSIDIARIES OF EXCEL LEGACY CORPORATION


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NAME                                                 JURISDICTION
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
Excel Legacy-ST, Inc.                                Delaware
Tenant First Real Estate Services                    California
Desert Fashion Plaza, LLC                            Delaware
Excel Westminster AMC, Inc.                          Delaware
WestCol Corp.                                        Delaware

Newport on the Levee, LLC.                           Delaware
Millennia Car Wash, LLC.                             Delaware
Grand Tusayan, LLC.                                  Delaware
Campers Villages, LLC.                               Hawaii
Destination Villages Daniel's Head, Bermuda Ltd.     Bermuda
Legacy-Newport, Inc.                                 Delaware
Excel Pointe Anaheim, LLC                            Delaware

Price Enterprises, Inc.                              Maryland
Price Self Storage, Inc.                             Delaware
Price Enterprises--Tx, Inc.                          Delaware
Price Enterprises--Texas, LP                         Delaware
Price Owner LLC                                      Delaware
Price Owner Corp.                                    Delaware


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